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                                                                 EXHIBIT (c)(9)

                             FMCC ACQUISITION CORP.
                                 110 Wall Street
                               New York, NY 10005

                                                                   June 25, 1997

1888 Limited Partnership
c/o Day, Berry & Howard
One Canterbury Green
Stamford, CT 06091

Attn: William H. Cuddy, Esq.

DST Systems, Inc.
1055 Broadway
Kansas City, MO 64105

                  Re: Board of Directors of
                      First of Michigan Capital Corporation
                      -------------------------------------

Dear Sirs:

               Reference is made to that certain Securities Purchase Agreement dated as of June 11, 1997 (the "Purchase Agreement"), among FMCC Acquisition Corp., 1888 Limited Partnership and DST Systems, Inc. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

               Under the Purchase Agreement, it is a condition, among other conditions, of Buyer's obligation to purchase the Securities under the Purchase Agreement that the Board of Directors of the Company shall be composed of designees of Buyer at the Closing Time, provided Buyer shall have used its best efforts to make such designations prior to the Closing Time.

               Buyer hereby designates the following individuals as its designees to be elected to the Board of Directors of the Company:

                           1. Mr. Albert G. Lowenthal
                              Fahnestock &. Co.
                              110 Wall Street
                              New York, NY 10005








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                           2. Ms. Elaine K. Roberts
                              Fahnestock Viner Holdings Inc.
                              20 Eglinton Avenue West
                              Suite 1110
                              P.O. Box 2015
                              Toronto, Ontario M4R 1K8

                           3. Mr. A. Winn Oughtred
                              Borden & Elliot
                              Scotia Plaza
                              40 King Street West
                              Toronto, Ontario M5H 3Y4

                           4. Mr. Edward Soule
                              First of Michigan Capital Corporation
                              100 Renaissance Center
                              26th Floor
                              Detroit, Michigan

                           5. Mr. Mark Shobe
                              First of Michigan Capital Corporation
                              100 Renaissance Center
                              26th Floor
                              Detroit, Michigan



                                          Very truly yours,

                                          FMCC ACQUISITION CORP.

                                          By: /s/ Albert G. Lowenthal
                                             ---------------------------------
                                             Albert G. Lowenthal
                                             Chairman and CEO

cc: Sonnenschein Nath & Rosenthal
    4520 Main Street
    Kansas City, Missouri 64111
    Attn: John F. Marvin, Esq.






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